Exhibit 10.16

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (the "Amendment") dated this 4th of December, 2018 amends that certain Lease dated July 24, 2007 as amended on November 4, 2008, March 2, 2012, June 15, 2012, November 26, 2012, August 19, 2014 and March 3, 2017 by and between BIOLIFE SOLUTIONS, INC. ("Tenant") and MONTE VILLA FARMS LLC ("Landlord") (the "Lease") in the project known as "Monte Villa Farms" located in Bothell, Washington.

RECITALS

WHEREAS, Tenant Is desirous of leasing additional square footage, and Landlord is desirous of leasing additional square footage to Tenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Landlord and Tenant agree to amend the Lease as follows:

1.	Add Whereas paragraph:

"WHEREAS, Tenant is desirous of leasing approximately 1,503 rentable square feet in Floor 2 ("the Floor") of the Production Building (3301) ("Cold Room Premises"), and Landlord is desirous of leasing additional space to Tenant on the terms and conditions set forth herein.

2.	Paragraph 1.1(c) shall be added to read as follows:

“The Commencement Date for the Cold Room Premises shall be January 1, 2019.”

3.	Paragraph 1.2, line 4, add "C.7" after "...C.6".

4.	Paragraph 1.2 add to the end of the paragraph:

"1,503 RSF in the Cold Room Premises (Exhibit C.7)"

5.

The Office Expansion Premises, the Clean Room Premises, the Production Expansion Premises, the Cleanroom Support Premises, the Second Office Expansion Premises, and the Cold Room Premises shall forthwith be collectively known as the "Demised Premises". The revised total rentable square footage of leased space shall be measured according to BOMA standard.

6.	Paragraph 2.6 (a) line 3, delete "30,357" and insert "31,860".

7.	Paragraph 2.6(a) line 5, delete "10.94%" and insert "11.48%".

8.

Tenant will be allowed early access from the date of signing this amendment through December 31, 2018 at no charge (for the space added to the Lease under this expansion) for the purpose of installing cabling, furniture or other tenant fixtures. Tenant shall not be required to pay for utility or elevator charges during its early access period. Tenant shall also be allowed to temporarily install refrigerators in an area mutually agreed upon by Landlord and Tenant on the Floor during this time.

9.	Exhibit 8.5 shall be replaced by Exhibit B. 6.

10.	Landlord shall secure the freight elevator to the floor with a card reader. Landlord shall also offer $20,000 to Tenant if it expands into a larger space on the Floor.

Other than set forth above, all terms and conditions of the lease remain in full force and effect. The parties hereby reaffirm and confirm such terms and conditions. This agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile copies will be considered originals.

TENANT	LANDLORD

BIOLIFE SOLUTIONS, INC.	MONTE VILLA FARMS LLC,
a Delaware corporation	a Washington limited liability company

By: /s/ Roderick de Greef	By Bothell Land Co. a Washington
corporation
Name: Roderick de Greef
Its: CFO	By: /s/ Robert E. Hibbs

Name: Robert E. Hibbs
Its: President

EXHIBIT B. 6

BASIC ANNUAL RENT

25,864 RSF

Applicable Portion of Lease Term				Monthly Base Rent Installment (Annual + 12)
Beginning	Ending	Rate Per Rentable Sq. Ft. / Annum	Annual Base Rent
1-Aug-18	31-Jul-19	$24.11	$623,581.04	$51,965.09
1-Aug-19	31-Jul-20	$24.60	$636,254.40	$53,021.20
1-Aug-20	31-Jul-21	$25.09	$648,927.76	$54,077.31

4,493 RSF

Applicable Portion of Lease Term				Monthly Base
Beginning	Ending	Rate Per Rentable Sq. Ft. / Annum	Annual Base Rent	Rent Installment (Annual + 12)
1-Jan-18	31-Dec-18	$19.38	$87,092.45	$7,257.70
1-Jan-19	31-Dec-19	$19.87	$89,269.76	$7,439.15
1-Jan-20	31-Dec-20	$20.37	$91,501.51	$7,625.13
1-Jan-21	31-Jul-21	$20.87	$93,789.05	$7,815.75

*In months 1, 6, 58 and 60 no base rent will be due

1,503 RSF

Applicable Portion of Lease Term				Monthly Base
Beginning	Ending	Rate Per Rentable Sq. Ft. / Annum	Annual Base Rent	Rent Installment (Annual + 12)
1-Jan-19	31-Jul-19	$20.00	$30,060.00	$2,505.00
1-Aug-19	31-Jul-20	$20.50	$30,811.50	$2,567.63
1-Aug-20	31-Jul-21	$21.01	$31,578.03	$2,631.50

Landlord has the right to create up to 50,000 SF of additional space on the Property (the "Additional Space"). The creation of the Additional Space will reduce the Operating Expenses for the Premises (the "Additional Space Expense Reduction"). Tenant agrees that should Landlord create the Additional Space then the Rent shall be increased (effective as of the date of the inclusion of the Additional Space) by the amount of any Additional Space Expense Reduction. Such a reduction shall be computed (within six months of the inclusion of Additional Space) by subtracting (i) the Tenant's Proportionate Share of the Operating Expenses and Taxes computed after the inclusion of the Additional Space in the square footage calculations from (ii) Tenant's Proportionate Share of the Operating Expenses and Taxes computed before the inclusion of the Additional Space in the square footage calculations. Landlord shall provide Tenant with such computations for Tenant's review.

EXHIBIT C.7

COLD ROOM PREMISES

North

Production Building Level-2

1/8" = 1'-0"

7/26/2010